EXHIBIT 10.4

Security AGREEMENT

dated as of

JANUARY 10, 2017

by and between

Nexeon Medsystems Belgium S.p.r.l

as Borrower and Grantor

and

NEXEON MEDSYSTEMS EUROPE, S. À R.L.
as Lender and Secured Party

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Section 1.		Definitions, Etc	2

Section 2.		Representations and Warranties	5

	2.01	Organizational Matters; Enforceability, Etc	6

	2.02	Title	6

	2.03	Names, Etc	6

	2.04	Changes in Circumstances	6

	2.05	Promissory Notes	7

	2.06	Intellectual Property	7

	2.08	Deposit Accounts and Securities Accounts	7

Section 3.		Collateral	7

	3.01	Granting Clause	7

Section 4.		Further Assurances; Remedies	8

	4.01	Delivery and Other Perfection	8

	4.02	Other Statements and Instruments	9

	4.03	Preservations of Rights	10

	4.04	Special Provisions Relating to Certain Collateral	10

	4.05	Remedies	11

	4.06	Deficiency	12

	4.07	Locations; Names, Etc	12

	4.08	Private Sale	13

	4.09	Application of Proceeds	13

	4.10	Attorney in Fact	13

	4.11	Perfection and Recordation	14

	4.12	Termination	14

	4.13	Further Assurances	14

Section 5.		Miscellaneous	14

	5.01	Notices	14

	5.02	No Waiver	15

	5.03	Amendments, Etc	15

	5.04	Expenses	15

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5.05	Successors and Assigns	15

5.06	Counterparts	15

5.07	Governing Law; Submission to Jurisdiction; Etc	16

5.08	Captions	16

5.09	Agents and Attorneys in Fact	16

5.10	Severability	16

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SECURITY AGREEMENT

SECURITY AGREEMENT (the “Agreement’) dated as of January 10, 2017, among Nexeon Medsystems Belgium S.p.r.l., a company incorporated under the laws of Belgium, having its registered office at Rue du Bois St-Jean 15/1 4102 Seraing, Belgium, registered with the Belgian Companies Register under number BE 0525.673.682 (“Borrower”, or “Grantor”), and Nexeon Medsystems Europe, S.à r.l., a private limited liability company (société à responsabilité limitée), having its registered office at 33, rue du Puits Romain, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies register under number B 210009 (“Lender”, or “Secured Party”).

The Lender has agreed to provide a term loan to Borrower as provided in the Loan Agreement (as defined below).

The Grantor has guaranteed its obligations as Borrower to the Lender, as Secured Party, under the Loan Agreement.

To induce the Lender to extend credit under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor has agreed to grant a security interest in the Collateral (as defined below) of such Grantor as security for the Secured Obligations (as defined below).

Accordingly, the Parties hereto agree as follows:

Section 1.            Definitions, Etc.

“Collateral” has the meaning assigned to such term in Section 3.01.

“Copyrights” means all copyrights, copyright registrations and applications for copyright registrations, including all renewals and extensions thereof, all rights to recover for past, present or future infringements thereof and all other rights whatsoever accruing there under or pertaining thereto.

“Governmental Authority” means any nation, government, branch of power (whether executive, legislative or judicial), state, province or municipality or other political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government, including without limitation regulatory authorities, governmental departments, agencies, commissions, bureaus, officials, ministers, courts, bodies, boards, tribunals and dispute settlement panels, and other law-, rule- or regulation-making organizations or entities of any country, city or town of [Belgium] [Luxembourg].

“Intellectual Property” means all Patents, Trademarks, Copyrights, and Technical Information, whether registered or not, domestic and foreign. Intellectual Property shall include all:

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(a)           Applications or registrations relating to such Intellectual Property;

(b)           Rights and privileges arising under applicable laws with respect to such Intellectual Property; and

(c)            Rights of the same or similar effect or nature in any jurisdiction corresponding to such Intellectual Property throughout the world.

“Lien” means any mortgage, lien, pledge, charge or other security interest, or any lease, title retention agreement, mortgage, restriction, easement, right-of-way, option or adverse claim (of ownership or possession) or other encumbrance of any kind or character whatsoever or any preferential arrangement that has the practical effect of creating a security interest.

“Loan Agreement” means that certain term loan agreement, dated as of the date hereof, among Borrower and the Lender from time to time party thereto as such agreement is amended, supplemented, or otherwise modified, restated, extended, renewed, or replaced from time to time.

“Loan Documents” means, collectively, this Agreement, the Loan Agreement, the Promissory Note and any other present or future document, instrument, agreement or certificate executed by the Grantor and delivered to the Secured Party in connection with or pursuant to this Agreement or any of the other Loan Documents, all as amended, restated, supplemented or otherwise modified.

“Obligations” means, with respect to any obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such obligor to the Lender, any other indemnitee hereunder or any participant, arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such obligor is Borrower, all Loans, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including fees, charges and disbursement of counsel), interest, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such obligor under any Loan Document.

“Patents” means all patents and patent applications, including the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations in part thereof, all income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, all damages and payments for past or future infringements thereof and rights to sue therefore, and all rights corresponding thereto throughout the world.

“Permitted Lien” means any of the following:

(a)	Liens securing the Obligations;

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(b)	any Lien on any property or asset of any parent or any of its Subsidiaries existing on the date hereof; provided that (i) no such Lien shall extend to any other property or asset of such parent or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

(c)	Liens imposed by law which were incurred in the ordinary course of business, including (but not limited to) carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business and which (x) do not in the aggregate materially detract from the value of the property subject thereto or materially impair the use thereof in the operations of the business of such Person or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such liens and for which adequate reserves have been made if required in accordance with US GAAP;

(d)	pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation;

(e)	Liens securing Taxes, assessments and other governmental charges, the payment of which is not yet due or is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by US GAAP shall have been made;

(f)	servitudes, easements, rights of way, restrictions and other similar encumbrances on real property imposed by applicable laws and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the parties;

(g)	with respect to any real property, (A) such defects or encroachments as might be revealed by an up-to-date survey of such real property; (B) the reservations, limitations, provisos and conditions expressed in the original grant, deed or patent of such property by the original owner of such real property pursuant to applicable laws; and (C) rights of expropriation, access or user or any similar right conferred or reserved by or in applicable laws, which, in the aggregate for (A), (B) and (C), are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any of the Parties;

(h)	bankers liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business;

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(i)	deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; and

(j)	Liens arising by virtue of the rendition, entry or issuance against any obligor or any Subsidiary, or any property of any obligor or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree (or any event or circumstance relating thereto) has not resulted in the occurrence of an Event of Default hereunder so long as such judgment, writ, order or decree has been stayed pending appeal or the time for payment thereof has not expired;

provided that no Lien otherwise permitted under any of the foregoing (a) through (j) shall apply to any Material Intellectual Property.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

“Promissory Note” means the promissory note entered into between Grantor and Lender dated on or about January 10, 2017.

“Secured Obligations” means the Obligations of the Grantor.

“Secured Parties” means the Lender, the Secured Party and any other holder of any Obligation.

“Technical Information” means all trade secrets and other proprietary or confidential information, public information, non-proprietary know-how, any information of a scientific, technical, or business nature in any form or medium, standards and specifications, conceptions, ideas, innovations, discoveries, invention disclosures, all documented research, developmental, demonstration or engineering work and all other information, data, plans, specifications, reports, summaries, experimental data, manuals, models, samples, know-how, technical information, systems, methodologies, computer programs, information technology and any other information.

“Trademarks” means all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including all renewals of trademark and service mark registrations, all rights to recover for all past, present and future infringements thereof and all rights to sue therefore, and all rights corresponding thereto throughout the world, together, in each case, with the product lines and goodwill of the business connected with the use thereof.

1.01        Other Defined Terms. All other capitalized terms used and not defined herein have the meanings ascribed to them in the Loan Agreement.

Section 2.            Representations and Warranties. The Grantor represents and warrants to the Lender, as Secured Party, that:

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2.01        Organizational Matters; Enforceability, Etc. (a) The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance of this Agreement, and the granting of the security interests pursuant hereto, (i) are within the Grantor’s powers and have been duly authorized by all necessary corporate or other action, (ii) do not require any consent or approval of, registration or filing with, or any other action by, any governmental authority or court, except for (A) such as have been obtained or made and are in full force and effect and (B) filings and recordings in respect of the security interests created pursuant hereto, (iii) will not violate any applicable law or regulation or the charter, bylaws, articles of association or other organizational documents of the Grantor or any order of any governmental authority or court binding upon the Grantor or its property, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Grantor or any of its assets, or give rise to a right there under to require any payment to be made by any such person, and (v) except for the security interests created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of the Grantor.

(b)           This Agreement has been duly executed and delivered by the Grantor and constitutes, a legal, valid and binding obligation of the Grantor, enforceable against the Grantor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.02        Title. (a) The Grantor is the sole beneficial owner of the Collateral in which it purports to grant a lien hereunder, and no lien exists upon such Collateral (and no right or option to acquire the same exists in favor of any other Person) other than Permitted Liens.

(b)           The security interest created or provided for herein constitutes a valid first-priority (subject to Permitted Liens) perfected lien on such Collateral, subject, for the following Collateral, to the occurrence of the following: (i) in the case of Collateral in which a security interest may be perfected by filing a (financing) statement or like instrument naming such Grantor as debtor, the Secured Party as secured party, and listing all personal property as collateral, (ii) with respect to any deposit account, or securities account, the execution of agreements among such Grantor, the applicable financial institution and the Secured Party, effective to grant control over such deposit account, or securities account to the Secured Party, and (iii) with respect to any Intellectual Property not described in the foregoing clause (i), the filing of this Security Agreement or a short-form security agreement with the applicable Intellectual Property office of the applicable government in the applicable jurisdiction.

2.03        Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, and address of the Grantor as of the date hereof are correctly set forth in the pre-amble hereof.

2.04        Changes in Circumstances. The Grantor has not (a) within the period of two (2) months prior to the date hereof, changed its location, or (b) changed its name.

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2.05        Promissory Notes. Any and all Promissory Notes are held by the Grantor on the date hereof.

2.06        Intellectual Property. All of the following are held and owned by the Grantor on the date hereof: (i) applied for or registered Copyrights, (ii) applied for or registered Patents, including the jurisdiction and patent number, (iii) applied for or registered Trademarks, including the jurisdiction, trademark application or registration number and the application or registration date, and (iv) trade names.

(a)            Except pursuant to licenses and other user agreements entered into by the Grantor in the ordinary course of business, the Grantor has done nothing to authorize or enable any other Person to use any Copyright, Patent or Trademark and all registrations are in full force and effect.

(b)           The Grantor owns and possesses the right to use all Copyrights, Patents and Trademarks. To the Grantor’s knowledge, (i) there is no violation by others of any right of the Grantor with respect to any Copyright, Patent or Trademark, and (ii) the Grantor is not infringing in any respect upon any Copyright, Patent or Trademark of any other Person. No proceedings alleging such infringement have been instituted or are pending against the Grantor and no written claim against the Grantor has been received by the Grantor, alleging any such violation,.

2.07        Deposit Accounts and Securities Accounts. The Grantor is the owner and holder of all deposit accounts and securities accounts on the date hereof.

Section 3.            Collateral.

3.01        Granting Clause. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Grantor hereby pledges and grants to Lender, as Secured Party for the benefit of the Secured Party, a security interest in all of the Grantor’s right, title and interest in, to and under all of its properties, including but not limited to personal and real property, in each case whether tangible or intangible, in whatever format (as applicable), wherever located, and whether now owned by the Grantor or hereafter acquired and whether now existing or hereafter coming into existence including without limitation all of the following (collectively, and subject to the proviso at the end of this Section 3.01 (the “Collateral”):

(a)            all bank accounts, security accounts and similar accounts;

(b)           all chattel paper;

(c)            all checks;

(d)           all deposit accounts;

(e)            all documents, books, files, papers and other records;

(f)            all encumbrances;

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(g)           all equipment, whether fixed or movable;

(h)           all fixtures and semi-fixtures;

(i)            all general intangibles (including without limitation all agreements of any kind);

(j)            all goods and properties, personal and real, not otherwise described in this Section 3;

(k)           all instruments of whatever nature, including all Promissory Notes;

(l)            all Intellectual Property;

(m)          all inventory;

(n)           all letters of credit and all supporting obligations; and

(o)          all proceeds of any of the foregoing, all accessions to and substitutions and replacements for, any of the Collateral, and all offspring, rents, profits and products of any of the Collateral, and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor).

Section 4.            Further Assurances; Remedies. In furtherance of the granting of the security interest pursuant to Section 3, the Grantor hereby agree with the Secured Party as follows:

4.01        Delivery and Other Perfection. The Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such (financing) statements, continuation statements, notices, instruments, documents, agreements or consents or other papers as may be necessary or desirable in the judgment of the Lender to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Lender, as the Secured Party, to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

(a)            promptly from time to time deliver to the Lender any and all instruments constituting part of the Collateral, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Lender may request; provided that until the occurrence of an Event of Default that has not been waived in writing by the Lender in accordance with the Loan Agreement, the Grantor may retain for collection in the ordinary course any instruments received by the Grantor in the ordinary course of business and the Lender shall, promptly upon request of the Grantor, make appropriate arrangements for making any instrument delivered by the Grantor available to the Grantor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent requested by the Lender, against trust receipt or like document);

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(b)          (i)     promptly from time to time enter into such control agreements, each in form and substance acceptable to the Lender, as may be required to perfect the security interest created hereby in any and all deposit accounts, electronic chattel paper and letter of credit rights, and will promptly furnish to the Secured Party true copies thereof;

(i)             (A) in the case of account debtors that make payments to such Grantor directly into an account, ensure that all such account debtors are instructed to make such payments into a deposit account, and (B) deposit all checks received directly by such Grantor from account debtors into an account over which the Secured Party has control;

(c)            promptly from time to time upon the request of the Lender, (i) execute and deliver such short-form security agreements as the Lender may deem necessary or desirable to protect the interests of the Secured Party in respect of that portion of the Collateral consisting of Intellectual Property, and (ii) take such other action as the Lender may deem necessary or appropriate duly to record or otherwise perfect the security interest created hereunder in that portion of the Collateral consisting of Intellectual Property registered or located outside of the United States;

(d)           to the extent applicable, keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Lender may require in order to reflect the security interests granted by this Agreement; and

(e)            permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Party to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Grantor with respect to the Collateral, all in such manner as the Lender may require.

(f)            (i) promptly from time to time upon the request of the Lender, use commercially reasonable efforts to execute and deliver such real property security documents, landlord consents and collateral access agreements with respect to real property owned or leased (as tenant) by such Grantor wherever located, (ii) obtain a bailee waiver or other agreement from the lessor of each leased property, the mortgagor of owned property or bailee or consignee with respect to any warehouse, processor, converted facility or other location where Collateral in excess of Euro 10,000 is stored or located at such individual location and (iii) cause to be recorded in the appropriate real property records such documents delivered pursuant to this Section 4.01(f) as the Secured Party may deem necessary or appropriate.

4.02        Other Statements and Instruments. Except as otherwise permitted under the Loan Documents, the Grantor shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any (financing) statement or like instrument with respect to any of the Collateral in which the Secured Party is not named as the sole secured party (except to the extent that such (financing) statement or instrument relates to a Permitted Lien), or (b) cause or permit any Person other than the Secured Party to have control of any deposit account, securities account, electronic chattel paper, or letter of credit right constituting part of the Collateral.

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4.03        Preservation of Rights. The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

4.04        Special Provisions Relating to Certain Collateral.

(a)            Intellectual Property. (i) For the purpose of enabling the Secured Party to exercise rights and remedies under Section 4.05 at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, and the right to assign, license or sublicense, any of the Intellectual Property now owned or hereafter acquired by the Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(ii)           Notwithstanding anything contained herein to the contrary, but subject to any provision of the Loan Documents that limits the rights of the Grantor to dispose of its property, until the occurrence of an Event of Default that has not been waived in writing by the Lender in accordance with the Loan Agreement, the Grantor will be permitted to exploit, use, enjoy, protect, defend, enforce, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantor. In furtherance of the foregoing, until the occurrence of an Event of Default that has not been waived in writing by the Lender in accordance with the Loan Agreement, the Secured Party shall from time to time, upon request of the Grantor, execute and deliver any instruments, certificates or other documents, in the form so requested, that the Grantor shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Section 4.04(a)(i) as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) or earlier expiration of this Agreement or release of the Collateral, the Lender shall grant back to the Grantor the license granted pursuant to Section 4.04(a)(i). The exercise of rights and remedies under Section 4.05 by the Secured Party shall not terminate the rights of the holders of any licenses, covenants not to sue or sublicenses theretofore granted by the Grantor in accordance with the first sentence of this Section 4.04(a)(ii).

(b)           Chattel Paper. The Grantor will (i) deliver to the Secured Party each original of each item of chattel paper at any time constituting part of the Collateral, and (ii) cause each such original and each copy thereof to bear a conspicuous legend, in form and substance satisfactory to the Secured Party, indicating that such chattel paper is subject to the security interest granted hereby and that purchase of such chattel paper by a Person other than the Secured Party without the consent of the Secured Party would violate the rights of the Secured Party.

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(c)            Agreements. The Grantor shall ensure that each Material Agreement entered into after the date hereof (A) may be collaterally assigned to secure the Secured Obligations, (B) may, in the event of any exercise of remedies hereunder, be assigned to a purchaser in a foreclosure sale or equivalent thereof of all or any portion of the Collateral (subject to assumption by such purchaser of all obligations under such Material Agreement), (C) does not contain any provision which restricts or penalizes the granting of a security interest in such Material Agreement or the assignment of such Material Agreement upon the sale or other disposition of all or a portion of a product to which such Material Agreement relates, and (D) permits the disclosure of all information to be provided there under to the Lender, to any assignee or prospective assignee described in the foregoing clause (B), to any assignee or prospective assignee of the Lender, and to any company in the business of purchasing or financing financial assets. The provisions described in the preceding sentence need not be included directly in such Material Agreement, but may be agreed by the applicable Material Agreement counterparty in a separate letter agreement.

4.05        Remedies. (a) Rights and Remedies Generally upon Event of Default. Upon the occurrence of an Event of Default that has not been waived in writing by the Lender in accordance with the Loan Agreement, the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the applicable laws of the jurisdiction to which the Collateral is subject and such additional rights and remedies to which the Lender is entitled under the laws in effect in any other jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party, was the sole and absolute owner thereof (and the Grantor agrees to take all such action as may be appropriate to give effect to such right). Upon the occurrence of an Event of Default that has not been waived in writing by the Lender in accordance with the terms of the Loan Agreement, the Lender may exercise such rights and remedies described above; and without limiting the foregoing:

(i)             the Lender may demand, sue for, collect or receive any money or other property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(ii)           the Lender may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(iii)         the Secured Party may require the Grantor to notify (and the Grantor hereby authorizes the Secured Party to so notify) each account debtor in respect of any account, chattel paper or general intangible, and each obligor on any instrument, constituting part of the Collateral that such Collateral has been assigned to the Secured Party hereunder, and to instruct that any payments due or to become due in respect of such Collateral shall be made directly to the Secured Party or as it may direct (and if any such payments, or any other proceeds of Collateral, are received by the Grantor they shall be held in trust by such Grantor for the benefit of the Secured Party and as promptly as possible remitted or delivered to the Secured Party for application as provided herein);

(iv)          the Secured Party may require the Grantor to assemble the Collateral at such place or places, convenient to the Secured Party, as the Secured Party may direct;

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(v)           the Secured Party may sell, lease, assign or otherwise dispose of all or any part of the Collateral, at such place or places as the Secured Party deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required by applicable statute and cannot be waived), and the Secured Party, or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantor, any such demand, notice and right or equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Collateral consisting of Trademarks, the goodwill connected with and symbolized by the Trademarks subject to such disposition shall be included. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

(vi)          The proceeds of each collection, sale or other disposition under this Section 4.05, including by virtue of the exercise of any license granted to the Lender in Section 4.04 (a), shall be applied in accordance with Section 4.09.

(b)           Notice. The Grantor agree that to the extent the Lender is required by applicable law to give reasonable prior notice of any sale or other disposition of any Collateral, ten business days’ notice shall be deemed to constitute reasonable prior notice.

(c)            No Assumption of Obligations. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, the Secured Party is not assuming any liability or obligation of the Grantor or any of its Affiliates of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain obligations and liabilities of the Grantor and/or its Affiliates, as the case may be. Without limiting the foregoing, the Secured Party is not assuming and shall not be responsible for any liabilities or Claims of the Grantor or its Affiliates, whether present or future, absolute or contingent and whether or not relating to the Grantor, the Intellectual Property, and/or the Material Agreements, and the Grantor shall indemnify and save harmless the Secured Party from and against all such liabilities, Claims and Liens.

4.06        Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 are insufficient to cover the costs and expenses of such realization and the indefeasible payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made), the Grantor shall remain liable for any deficiency.

4.07        Locations; Names, Etc. The Grantor shall not (i) change its location or (ii) change its name from the name shown, or (iii) agree to or authorize any modification of the terms of any item of Collateral that, to the extent applicable, would result in a change of classification thereof from one category to another such category (such as from a general intangible to investment property), if the effect thereof would be to result in a loss of perfection of, or diminution of priority for, the security interests created hereunder in such item of Collateral, or the loss of control over such item of Collateral, unless in each case 30 (thirty) days’ prior written notice has been provided to the Lender and such change is not otherwise restricted by the terms of any Loan Document. To the extent applicable, the Grantor shall not store its Collateral with an aggregate value in excess of Euro 10,000 at any time with a bailee, consignee, or similar party, except for such bailees, consignees and similar parties as are disclosed on Annex I, unless in each case 30 days’ prior written notice has been provided to the Secured Party.

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4.08        Private Sale. The Secured Party shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 conducted in a commercially reasonable manner. The Grantor hereby waives any claims against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree.

4.09        Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 4.09, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Lender under this Section 4, shall be applied by the Lender (as the case may be):

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out of pocket costs and expenses of the Secured Party and the fees and expenses of their agents and counsel, and all expenses incurred and advances made by the Secured Party in connection therewith;

Next, to the indefeasible payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) in such order as the Lender in its sole discretion shall determine; and

Finally, to the payment to the Grantor, or its successors or assigns or as a court of competent jurisdiction may direct, of any surplus then remaining.

4.10        Attorney in Fact. Without limiting any rights or powers granted by this Agreement to the Secured Party, upon the occurrence of an Event of Default that has not been waived in writing by the Lender in accordance with the Loan Agreement, the Lender (and any of its officers, employees or agents) hereby is appointed the attorney in fact of the Grantor for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments that the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney in fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Lender shall be entitled under this Section 4 to make collections in respect of the Collateral, the Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of the Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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4.11        Perfection and Recordation. The Grantor authorizes the Secured Party to file any and all statements, affidavits, certificates, extracts or similar instruments describing the Collateral as “all assets” or “all personal property and fixtures” of the Grantor (provided that no such description shall be deemed to modify the description of Collateral set forth in Section 3).

4.12        Termination. When all Secured Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been indefeasibly paid in full in cash, this Agreement automatically shall terminate, and the Secured Party shall, upon request of the Grantor, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Grantor and to be released and canceled all licenses and rights referred to in Section 4.04(a), in each case, at Grantors’ sole expense. The Secured Party shall also, at the expense of the Grantor, execute and deliver to the Grantor upon such termination such termination statements, affidavits, certificates, notices, extracts or similar instruments for terminating the liens and such other documentation as shall be reasonably requested by the Grantor to effect the termination and release of the liens on the Collateral as required by this Section 4.12, in each case, at Grantors’ sole expense.

4.13        Further Assurances. The Grantor agrees that, from time to time upon the written request of the Secured Party, the Grantor will execute and deliver such further documents and do such other acts and things as the Secured Party may request in order fully to effect the purposes of this Agreement and take all further action that may be required under applicable law (including the laws of each jurisdiction in which the Grantor or any of its Subsidiaries is organized), or that the Secured Party may reasonable request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Loan Documents. The Grantor will promptly cause any subsequently acquired or organized Subsidiary to take such action as shall be necessary and enter into such other security agreements and take such other actions as may be required or reasonably requested by the Lender to have a valid first priority Lien on and security interest in all of the assets of such Subsidiary. In addition, from time to time, the Grantor will, at its cost and expense, promptly secure the Secured Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Secured Party shall designate, it being agreed that it is the intent of the parties that the Secured Obligations shall be secured by, among other things, substantially the assets of the Grantor (including Collateral acquired subsequent to the Closing Date). Such Liens will be created under the Loan Documents in form and substance satisfactory to the Secured Party and the Grantor shall deliver or cause to be delivered to the Secured Party all such instruments and documents as the Secured Party shall reasonably request to evidence compliance with this Section 4.13. The Secured Party shall release any lien covering any asset that has been disposed of in accordance with the provisions of the Loan Documents.

Section 5.            Miscellaneous.

5.01        Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by telecopy) delivered, if to Borrower, or any Lender, to its address specified on the second page hereto, or at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given upon receipt of a legible copy thereof, in each case given or addressed as aforesaid. All such communications provided for herein by telecopy shall be confirmed in writing promptly after the delivery of such communication (it being understood that non-receipt of written confirmation of such communication shall not invalidate such communication).

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5.02        No Waiver. No failure on the part of the Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.03        Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Grantor and the Lender.

5.04        Expenses.

(a)            The Grantor shall pay or reimburse the Lender for costs and expenses in connection with or related to the Loan Agreement and this Agreement.

(b)           The Grantor shall hereby indemnify the Lender, its Affiliates, and their respective directors, officers, employees, attorneys, agents, advisors and controlling parties (each, an “Indemnified Party”) from and against, and agrees to hold them harmless against, any and all claims and losses of any kind (including reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or relating this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or any use made or proposed to be made with the proceeds of the Loans, whether or not any Indemnified Party is a party to an actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based in contract, tort or any other theory, and whether or not such investigation, litigation or proceeding is brought by Grantor, any of its shareholders, Subsidiaries, Affiliates or creditors, except to the extent such claim or loss is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. No obligor shall assert any claim against any Indemnified Party, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans. The Lender shall not assert any claim against the Borrower, on any theory of liability, for consequential, indirect, special or punitive damages arising out of or otherwise relating to this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Loans.

5.05        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Grantor and the Lender (provided that the Grantor shall not assign or transfer its rights or obligations hereunder unless consented to in writing by the Lender in accordance with the Loan Agreement).

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5.06        Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

5.07        Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the Grand Duchy of Luxembourg, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction.

(b)           Submission to Jurisdiction. The Grantor agree that any suit, action or proceeding with respect to this Agreement or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the courts of the Grand Duchy of Luxembourg or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5.07(b) is for the benefit of the Lender only and, as a result, the Lender shall not be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Secured Party may take concurrent proceedings in any number of jurisdictions.

(c)            Waiver of Venue. The Grantor irrevocably waives to the fullest extent permitted by law any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement and hereby further irrevocably waives to the fullest extent permitted by law any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the Grantor is or may be subject, by suit upon judgment.

(d)           Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

5.08        Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

5.09        Agents and Attorneys in Fact. The Lender may employ agents and attorneys in fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith.

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5.10        Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

the remainder intentionally left blank – signature pages to follow

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

Nexeon Medsystems Belgium S.p.r.l., as Grantor

By:	/s/ William Rosellini
Name:	William Rosellini
Title:	CEO

Nexeon Medsystems Europe, S.à r.l., as Lender and Secured Party

By:	/s/ William Rosellini
Name:	William Rosellini
Title:	CEO

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